Exhibit 99.1


                              Attachment to Form 3


                             JOINT FILER INFORMATION


Name and Address:                                 Third Point LLC
                                                  390 Park Avenue
                                                  New York, NY 10022


Date of Event Requiring Statement:                03/15/07
Issuer and Ticker Symbol:                         Pogo Producing Company (PPP)
Relationship to Issuer:                           Director
Designated Filer:                                 Daniel S. Loeb


TABLE I INFORMATION

Title of Security:                                Common Stock
Amount of Securities Beneficially Owned           4,615,000
Ownership Form:                                   I
Nature of Indirect Beneficial Ownership:          (1)


Signature                                         THIRD POINT LLC

                                                  By:  DANIEL S. LOEB,
                                                       Chief Executive Officer


                                                  By: /s/ Justin Nadler
                                                      --------------------------
                                                      Name:  Justin Nadler
                                                      Title:  Attorney-in-Fact